EXHIBIT 10.1

Amendment to Employment Agreement of Gerald Paul

Amendment to Employment Agreement (this “Amendment”), made as of  July 1, 2021 by and between VISHAY EUROPE GMBH (“Vishay Europe GmbH”), VISHAY ELECTRONIC GMBH (“Vishay Electronic”) (each, an indirect wholly-owned subsidiary of Vishay Intertechnology, Inc., a Delaware corporation (“Vishay”)) and GERALD PAUL (“Executive”) (collectively the “Parties”).

WHEREAS, Executive has been employed by Vishay GmbH pursuant to an Employment Agreement, made between the Parties as of January 1, 2004, as amended (the “Employment Agreement”).

WHEREAS, Section 8.6 of the Employment Agreement provides that the parties hereto may amend the Employment Agreement by mutual agreement in writing; and

WHEREAS, the parties hereto desire to amend the Employment Agreement as set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual benefits to be derived herefrom and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Section 8.13 is hereby added to the Employment Agreement to read as follows:

8.13  Section 409A. Notwithstanding any contrary provision of this Agreement or any other applicable plan, policy, agreement or arrangement, to the extent necessary to avoid the application of a tax under Section 409A of the Code (collectively, “Section 409A”) to Executive:
(a) To the extent any expense, reimbursement or in-kind benefit provided to Executive constitutes a “deferral of compensation” within the meaning of Section 409A, (i) the amount of expenses eligible for reimbursement or in-kind benefits provided to Executive during any calendar year will not affect the amount of expenses eligible for reimbursement or in-kind benefits provided to Executive in any other calendar year; (ii) reimbursements of expenses shall be made no later than the last day of the calendar year following the calendar year in which the applicable expense is incurred; and (iii) the right to payment or reimbursement or in-kind benefits may not be liquidated or exchanged for any other benefit.
(b) Any payment or benefit described in Section 6 that represents a “deferral of compensation” within the meaning of Section 409A shall only be paid or provided to Executive upon his “separation from service” within the meaning of Treas. Reg. §1.409A-1(h) (or any successor regulation).
(c)  To the extent compliance with the requirements of Treas. Reg. §1.409A-3(i)(2) (or any successor provision) is necessary to avoid the application of a tax under Section 409A to payments due to Executive upon or following his “separation from service,” whether under this Agreement or otherwise, then any such payments that are otherwise due to Executive before the later of (x) the six month anniversary of Executive’s “separation from service”, or (y) January 1, 2023 (the later of (x) or (y), the “Later Payment Date”) will be deferred (without interest) and paid to Executive in a lump sum on the date immediately following the Later Payment Date. However, in the event Executive dies prior to the Later Payment Date, the amounts deferred on account of Treas. Reg. §1.409A-3(i)(2) (or any successor provision) shall be paid within sixty (60) days following Executive’s death.
(d) All benefits or payments provided to Executive are intended to comply with or be exempt from Section 409A, and should be interpreted accordingly. Payments to Executive may only be accelerated or deferred in a manner consistent with Section 409A or an applicable exemption.
2.	Except as set forth in this Amendment, all other terms and conditions of the Employment Agreement shall remain unchanged and in full force and effect.

3.
This Amendment may be executed in multiple counterparts, each of which shall be deemed an original agreement and all of which shall constitute one and the same agreement. The counterparts of this Amendment may be executed and delivered by facsimile or other electronic signature (including portable document format) by any of the Parties and the receiving Parties may rely on the receipt of such document so executed and delivered electronically or by facsimile as if the original had been received.

[SIGNATURE PAGE FOLLOWS]

 IN WITNESS WHEREOF, each of the Parties hereto has caused this Amendment to be executed on its behalf as of the date first above written.

VISHAY EUROPE GMBH

By: /s/ Gerald Paul
Name: Dr. Gerald Paul
Title: Managing Director

VISHAY ELECTRONIC GMBH

By: /s/ Torsten Muellner
Name: Torsten Muellner
Title: Managing Director

/s/ Martina Winterwerber
Name: Martina Winterwerber
Title: Managing Director

/s/ Gerald Paul
GERALD PAUL